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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Illinois Tool Works Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated February 5, 1999, with respect to the consolidated financial statements and schedule of Premark International, Inc. included in its Annual Report (Form 10-K) for the year ended December 26, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Chicago, Illinois
October 12, 1999